TRANSFER AGENT AGREEMENT



      THIS AGREEMENT is made on this 23rd day of November, 1993, by and between NICHOLAS EQUITY INCOME FUND, INC. (the "Fund") and
FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (the "Agent").



                      W I T N E S S E T H:


      WHEREAS, the Fund is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

      NOW, THEREFORE, the Fund and the Agent do mutually promise and agree as follows:

      1.   Terms of Appointment; Duties of the Agent
           -----------------------------------------

      Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

      The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including, without limitation, any periodic investment plan or periodic withdrawal program), including but not limited to the following:

          A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Fund's custodian;

          B.    Process purchase orders and issue the appropriate
          number  of  certificated or uncertificated shares  with
          such   uncertificated  shares   being   held   in   the
          appropriate shareholder account;

          C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian;

          D.     Pay   monies  (upon  receipt  from  the   Fund's
          custodian, where relevant) in accordance with the instructions of redeeming shareholders;

          E. Process transfers of shares in accordance with the shareowner's instructions;

          F. Process exchanges between funds within the same family of funds;

          G. Issue and/or cancel certificates as instructed, and replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

          H. Prepare and transmit payments for dividends and distributions declared by the Fund;

          I.    Make  changes to shareholder records,  including,
          without  limitation,  address changes  and  changes  in
          plans    (i.e.,   systematic   withdrawal,    automatic
          investment, dividend reinvestment, etc.);

          J.    Record  the issuance of shares of  the  Fund  and
          maintain, pursuant to Rule 17ad-10(e), a record of  the
          total   number  of  shares  of  the  Fund   which   are
          authorized, issued and outstanding;

          K.     Prepare  shareholder  meeting  lists   and,   if
          applicable, mail, receive and tabulate proxies;

          L. Mail shareholder reports and prospectuses to current shareholders;

          M.    Prepare  and file U.S. Treasury Department  Forms
          1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

          N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund;

          O. Provide a Blue Sky System which will enable the Fund to monitor the total number of shares sold in each state. In addition, the Fund shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Fund and the reporting of such transactions to the Fund; and

          P. Provide periodic reports to the Fund, as the Fund may from time to time request.

      2.   Compensation to Agent
           ---------------------

      The Fund agrees to pay the Agent for performance of the duties listed in this Agreement as may from time to time be agreed upon in writing between the two parties. The Fund will reimburse the Agent for all out-of-pocket expenses including printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Fund and the Agent.

      3.   Representations of Agent
           ------------------------

      The Agent represents and warrants to the Fund that:

          A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

          B. It is duly qualified to carry on its business in the state of Wisconsin;

          C. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

          D. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

          E.    It  has and will continue to have access  to  the
          necessary   facilities,  equipment  and  personnel   to
          perform   its   duties  and  obligations   under   this
          Agreement.

      4.  Representations of the Fund
          ---------------------------

      The Fund represents and warrants to the Agent that:

          A. The Fund is an open-ended diversified investment company under the Investment Company Act of 1940, as amended;

          B. The Fund is a corporation organized, existing and in good standing under the laws of Maryland;

          C. The Fund is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

          D. The Fund will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulation of governmental authorities having jurisdiction; and

          E. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale.

      5.  Covenants of Fund and Agent
          ---------------------------

      The Fund shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Agent and the execution of this Agreement. The Fund shall provide to the Agent a copy of the Articles of Incorporation and Bylaws of the Fund, and all amendments relating thereto.

      The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the
Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund on and in accordance with its request.

      6.   Indemnification; Remedies Upon Breach
           -------------------------------------

      The Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

     Notwithstanding the foregoing, the Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war. In the event of a mechanical breakdown beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data, and the correcting of any errors resulting from such a breakdown will be at the Agent's expense. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

      The Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Agent's bad faith or negligence, and arising out of or in connection with the Agent's duties on behalf of the Fund hereunder.

     Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Fund (unless contributed to by the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent to have originated from the record owner of the subject shares; or as a result of the Agent acting upon any instructions executed or orally communicated by a duly authorized officer or employee of the Fund, according to such lists of authorized officers and employees furnished to the Agent and as amended from time to time in writing by a resolution of the Board of the Fund; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

     In order for this section to apply, it is understood that if in any case the Fund may be asked to indemnify or hold harmless the Agent, the Fund shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that the Fund so elects, the Agent will so notify the Fund, and thereupon the Fund shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this section. The Agent will in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Agent, except with the Fund's prior written consent.

      7.   Confidentiality
           ---------------

      The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

      8.  Wisconsin Law to Apply
          ----------------------

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

      9.  Amendment, Assignment, Termination and Notice
          ---------------------------------------------

          A. This Agreement may be amended by the mutual written consent of the parties.

          B. After the first full year, this Agreement may be terminated upon 90 days' written notice given by one party to the other.

          C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

          D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

          E. In the event that the Fund gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

          F. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

      Executed in several counterparts, each of which is an original.



                              FIRSTAR TRUST COMPANY



                              By:
                                 -------------------------------
                                   Authorized Officer



                              Attest:
                                     ---------------------------


                              NICHOLAS EQUITY INCOME FUND, INC.



                              By:
                                 -------------------------------
                                   Albert O. Nicholas, President



                              Attest:
                                     ---------------------------
                                      Thomas J. Saeger, Executive
                                       Vice President and Secretary